Exhibit 99.1

GoPro Retains Investment Bank Houlihan Lokey to Pursue Strategic Alternatives

San Mateo, Calif., May 13, 2026 – /PRNewswire/ -- GoPro, Inc. ("GoPro" or the "Company") (NASDAQ: GPRO) today announced that it has retained Houlihan Lokey, Inc. ("Houlihan Lokey"), a leading global investment bank with strong ties into defense and consumer sectors, to serve as its financial advisor as the Company evaluates a potential sale and other strategic alternatives. This engagement follows GoPro's May 11 announcement that it has initiated a process to evaluate several unsolicited inbound strategic inquiries from parties across various sectors, including defense, consumer and financial.
"We believe GoPro has substantial unrecognized value that can be realized via a sale of the company or other strategic event, and given inbound interest since our announcement it seems others feel similarly," said Nicholas Woodman, GoPro's founder and CEO. "I fully support the effort to review a potential sale of the company to maximize shareholder value, and this process has the full support of GoPro's Board of Directors and management team. We are excited to work with the very experienced team at Houlihan Lokey."
GoPro and its Board of Directors has not set a timetable for the conclusion of its evaluation, nor has it made any decisions related to its review of any potential transactions at this time. GoPro does not intend to comment on its strategic review until it deems further disclosure is appropriate or necessary. There can be no assurances as to the outcome or timing of such review, or whether any particular transaction may be pursued or consummated.
Advisors
Houlihan Lokey is serving as financial advisor to GoPro. Fenwick & West is acting as legal advisor to the Company.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro has been recognized as an employer of choice by both Outside Magazine and U.S. News & World Report for being among the best places to work. Open roles can be found on our careers page. For more information, visit GoPro.com.
Connect with GoPro on Instagram, YouTube, TikTok, Facebook, X, LinkedIn, and GoPro's blog, The Current. Members of the press can access official logos and imagery on our press portal. For more information, visit GoPro.com.
GoPro, HERO, MAX, MISSION and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as "anticipate," "believe," "estimate," "expect," "intend," "should," "will," "plan" and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include, but are not limited to, statements related to the Company's exploration of a strategic review, the timing thereof and the outcome of the strategic review. These forward-looking statements are based on the Company's current expectations and inherently involve significant risks and uncertainties. The Company's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that the strategic review process will not result in the identification or consummation of a transaction on terms the Company or its shareholders find attractive or otherwise increase shareholder value. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the "SEC") on March 12, 2026, and as updated in filings with the SEC. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. The Company undertakes no duty or obligation to update any forward-looking statements contained herein as a result of new information, future events or changes in its expectations.